UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1— Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2020, Silgan Holdings Inc., or the Company, completed the issuance and sale of $200 million of its 4 1/8% Senior Notes due 2028 (the “Additional Dollar Notes”) at 99.5 percent of their principal amount, plus accrued and unpaid interest from November 12, 2019, and €500 million of its 2 1/4% Senior Notes due 2028 (the “Euro Notes” and, together with the Additional Dollar Notes, the “Notes”) at 100 percent of their principal amount, in a previously announced private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Additional Dollar Notes are part of the same series of notes as the Company’s outstanding 4 1/8% Senior Notes due 2028 issued on November 12, 2019 in the aggregate principal amount of $400 million (the “Initial Dollar Notes” and, together with the Additional Dollar Notes, the “Dollar Notes”).

The Notes were sold pursuant to that certain Purchase Agreement, dated February 19, 2020, among the Company and BofA Securities, Inc. and Merrill Lynch International, on behalf of themselves and as representatives of the other Initial Purchasers named therein (collectively, the “Initial Purchasers”), which Purchase Agreement was filed by the Company with its Current Report on Form 8-K dated February 19, 2020. The Additional Dollar Notes were issued pursuant to, and are governed by, that certain Indenture, dated as of November 12, 2019, by and between the Company and U.S. Bank National Association, as trustee, as supplemented by that First Supplemental Indenture dated February 26, 2020 (as supplemented, the “Dollar Indenture”). The Euro Notes were issued pursuant to, and are governed by, that certain Indenture, dated as of February 26, 2020, among the Company, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent, and Elavon Financial Services DAC, as registrar and transfer agent (the “Euro Indenture” and, together with the Dollar Indenture, the “Indentures”).

The net proceeds from the sale of the Additional Dollar Notes were approximately $196.5 million and the net proceeds from the sale of the Euro Notes were approximately €494.0 million, in each case after deducting the Initial Purchasers’ discount and estimated offering expenses and excluding pre-issuance interest deemed to have accrued on the Additional Dollar Notes from November 12, 2019 to February 26, 2020 which was paid by the purchasers of the Additional Dollar Notes. The Company used the net proceeds from the sale of the Notes to prepay most of its U.S. A term loans under its amended and restated senior secured credit facility (the “Credit Agreement”).

The Notes are general senior unsecured obligations of the Company and rank equally in right of payment with the Company’s existing and future unsecured unsubordinated indebtedness, including its existing 4 3/4% Senior Notes due 2025, 3 1/4% Senior Notes due 2025 and the Initial Dollar Notes, and ahead of the Company’s existing and future subordinated debt. In addition, the Notes are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt, including indebtedness under its Credit Agreement. None of the Company’s subsidiaries are initially guaranteeing the Notes, and therefore the Notes are structurally subordinated to the indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Additional Dollar Notes will bear interest at a rate of 4 1/8% per annum. The Dollar Indenture provides that interest on the Additional Dollar Notes is payable semiannually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2020, and the Additional Dollar Notes mature on February 1, 2028. The Euro Notes will bear interest at a rate of 2 1/4% per annum. The Euro Indenture provides that interest on the Euro Notes is payable semiannually in cash in arrears on January 15 and July 15 of each year, beginning on July 15, 2020, and the Euro Notes mature on June 1, 2028.

Under the Dollar Indenture, the Company has the right to redeem the Additional Dollar Notes, in whole or in part, at any time on or after October 1, 2022 initially at 102.063% of their principal amount, plus accrued and unpaid interest to the redemption date, declining ratably annually to 100% of their principal amount, plus accrued and unpaid interest to the redemption date, on or after October 1, 2024. Pursuant to the Dollar Indenture, at any time before October 1, 2022, the Company also has the right to redeem the Additional Dollar Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Dollar Indenture, together with accrued and unpaid interest to the redemption date. In addition, before October 1, 2022, the Company has the right to redeem up to 35% of the aggregate principal amount of outstanding Dollar Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 104.125% of their principal amount, plus accrued and unpaid interest to the redemption date. In the event of a Change of Control Repurchase Event (as defined in the Dollar Indenture), each holder of the Additional Dollar Notes has the right to require the Company to repurchase such holder’s Additional Dollar Notes at a price of 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. In addition, in connection with any tender offer for, or any other offer to purchase, the Dollar Notes (including a change of control offer), if holders of no less than 90% of the aggregate principal amount of the then outstanding Dollar Notes validly tender their Dollar Notes in such offer, the Company, or a third party making such offer, is entitled to redeem all remaining Dollar Notes at the price offered to each holder (excluding any early tender, incentive or similar fee).

Under the Euro Indenture, the Company has the right to redeem the Euro Notes, in whole or in part, at any time on or after March 1, 2023 initially at 101.125% of their principal amount, plus accrued and unpaid interest to the redemption date, declining ratably annually to 100% of their principal amount, plus accrued and unpaid interest to the redemption date, on or after March 1, 2025. Pursuant to the Euro Indenture, at any time before March 1, 2023, the Company also has the right to redeem the Euro Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Euro Indenture, together with accrued and unpaid interest to the redemption date. In addition, before March 1, 2023, the Company has the right to redeem up to 35% of the aggregate principal amount of outstanding Euro Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 102.250% of their principal amount, plus accrued and unpaid interest to the redemption date. In the event of a Change of Control Repurchase Event (as defined in the Euro Indenture), each holder of the Euro Notes has the right to require the Company to repurchase such holder’s Euro Notes at a price of 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. In addition, in connection with any tender offer for, or any other offer to purchase, the Euro Notes (including a change of control offer), if holders of no less than 90% of the aggregate principal amount of the then outstanding Euro Notes validly tender their Euro Notes in such offer, the Company, or a third party making such offer, is entitled to redeem all remaining Euro Notes at the price offered to each holder (excluding any early tender, incentive or similar fee).

The Indentures contain certain covenants which, among other things, limit (i) the Company’s ability and the ability of its restricted subsidiaries to create liens and engage in sale and leaseback transactions; (ii) the Company’s ability to consolidate, merge or sell all or substantially all of its assets unless the Company is the surviving corporation or the surviving corporation or purchaser is a U.S. entity and assumes the obligations under the Notes and the Indentures; and (iii) the ability of the Company’s restricted subsidiaries to guarantee certain indebtedness unless such restricted subsidiaries also guarantee the Notes as provided in the Indentures. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indentures.

Each Indenture also contains certain customary events of default in respect of the Notes issued thereunder, including failure to make payments in respect of the principal amount of such Notes, failure to make payments of interest on such Notes when due and payable which continues for a period of 30 days, failure to comply with certain covenants and agreements for 30 days after notice thereof and certain events of bankruptcy or insolvency. An event of default under the Dollar Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Dollar Notes to declare the principal of, premium, if any, and accrued and unpaid interest on the Dollar Notes to be due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued and unpaid interest on the Dollar Notes will become immediately due and payable without action from the trustee or any holder of the Dollar Notes. An event of default under the Euro Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Euro Notes to declare the principal of, premium, if any, and accrued and unpaid interest on the Euro Notes to be due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued and unpaid interest on the Euro Notes will become immediately due and payable without action from the trustee or any holder of the Euro Notes.

The foregoing description of the Indentures and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indentures and the Forms of Notes, which are attached as Exhibits 4.1, 4.2 and 4.3 in respect of the Dollar Notes and Exhibits 4.4 and 4.5 in respect of the Euro Notes, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on February 26, 2020, the Company entered into that certain Registration Rights Agreement with the Initial Purchasers pursuant to which the Company has agreed to use its best efforts to (i) file and cause to become effective a registration statement for a registered offer to exchange the Notes for senior unsecured notes of the Company with terms identical to the Notes and consummate such exchange offer within 360 days after February 26, 2020 or (ii) under certain circumstances, file a shelf registration statement for registered resales of the Notes and to keep such shelf registration statement effective for up to one year. If within 360 days after February 26, 2020 the exchange offer referred to above is not consummated or a shelf registration statement is not declared effective, the annual interest rate borne by the Notes will be increased by 0.25% per annum until the exchange offer is consummated or a shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.6 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of November 12, 2019, by and between Silgan Holdings Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 filed with the Company’s Current Report on Form 8-K, dated November 12, 2019, Commission File No. 000-22117).

4.2

Form of Silgan Holdings Inc. 4 1/8% Senior Note due 2028 (incorporated by reference to Exhibit 4.2 filed with the Company’s Current Report on Form 8-K, dated November 12, 2019, Commission File No. 000-22117).

4.3	First Supplemental Indenture, dated as of February 26, 2020, to the Indenture dated as of November 12, 2019, by and between Silgan Holdings Inc. and U.S. Bank National Association, as trustee.

4.4

Indenture, dated as of February 26, 2020, by and among Silgan Holdings Inc., U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent, and Elavon Financial Services DAC, as registrar and transfer agent.

4.5	Form of Silgan Holdings Inc. 2 1/4% Senior Note due 2028 (included in Exhibit 4.4).

4.6

Registration Rights Agreement, dated February 26, 2020, among Silgan Holdings Inc., BofA Securities, Inc., as representative of the Dollar Initial Purchasers, and Merrill Lynch International, Wells Fargo Securities International Limited, Mizuho International plc, J.P. Morgan Securities plc, SMBC Nikko Capital Markets Limited, Goldman Sachs & Co. LLC, Coöperatieve Rabobank U.A., TD Securities (USA) LLC, BMO Capital Markets Corp., Capital One Securities, Inc., MUFG Securities EMEA plc, UniCredit Bank AG, CIBC World Markets Corp., PNC Capital Markets LLC, DZ Financial Markets LLC and Raiffeisen Bank International AG, as Euro Initial Purchasers.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: February 28, 2020